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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation of our report dated February 7, 1997, on our audit of the consolidated financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in this Registration Statement on Form 10-K into the company's previously filed Registration Statements on Form S-8 (file numbers 33-44962, 33-44963, 33-64832, 33-74418, 33-86106, 33-86108, 333-37163, 333-39653 and 333-71539).


                                /s/ Smith & Gesteland, LLP

                                SMITH & GESTELAND, LLP

Madison, Wisconsin
June 25, 1999